UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2013

STEEL EXCEL INC.
(Exact name of registrant as specified in its charter)

Delaware	0-15071	94-2748530
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1133 Westchester Avenue, Suite N222, White Plains, New York		10604
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (914) 461-1300

n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.   Completion of Acquisition or Disposition of Assets.

On August 23, 2013, Steel Excel Inc. (the “Company) acquired 1,316,866 shares (the “Acquired Shares”) of the common stock, par value $0.01 per share, of iGo, Inc. (“iGo”), at a price per share of $3.95, in a cash tender offer made pursuant to the Stock Purchase and Sale Agreement, dated July 11, 2013, between the Company and iGo (the “Purchase Agreement”) and on the terms and subject to the conditions provided for in the Offer to Purchase, dated July 25, 2013 ( the “Offer to Purchase”) and the related Letter of Transmittal (the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer”). Pursuant to the terms of the Purchase Agreement, the Acquired Shares represent 44.0% of the outstanding shares of iGo’s common stock outstanding as of July 11, 2013, on a fully diluted basis, and approximately 44.7% of iGo’s issued and outstanding shares of common stock as of August 2, 2013, as reported in iGo's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2013, filed with the Securities and Exchange Commission (“SEC”) on August 12, 2013.

The Company acquired the Acquired Shares on a pro rata basis from all stockholders of iGo who had validly tendered and not properly withdrawn shares of iGo’s common stock in the Offer as of its expiration at 5:00 p.m. (New York City time), on Thursday, August 22, 2013. The Company accepted the Acquired Shares for payment on August 23, 2013 in accordance with the terms of the Offer at a price per share of $3.95, or $5,201,620.70 in the aggregate, paid from the Company’s general working capital.

In accordance with the Purchase Agreement, effective as of August 23, 2013, two designees of the Company, Jack L. Howard and Terry R. Gibson, assumed the role of directors of iGo, replacing Michael D. Heil and Frederic Welts, whose resignations from the Board of Directors of iGo became effective immediately after the consummation of the Offer.

The foregoing description of certain provisions of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which was filed as Exhibit 2 to the Schedule 13D filed by the Company on July 22, 2013 and which is incorporated herein by reference.

The foregoing description of the Offer does not purport to be complete and is subject to and qualified in its entirety by reference to the Offer to Purchase, dated July 25, 2013, a copy of which was filed as Exhibit (a)(1)(A) to the Schedule TO-T filed by Steel Excel Inc. with the SEC on July 25, 2013 and which is incorporated herein by reference.

Item 8.01.   Other Events.

On August 28, 2013, iGo and the Company issued a joint press release announcing the final results of the Offer. Computershare Trust Company, N.A., the depositary for the Offer (the “Depositary”), has advised the Company that, as of the expiration of the guaranteed delivery period associated with Offer on August 27, 2013, a total of 2,058,422 shares of iGo’s common stock (including shares delivered by guaranteed delivery procedures) were validly tendered and not properly withdrawn pursuant to the Offer (the “Tendered Shares”), representing approximately 68.8% of the outstanding shares of iGo’s common stock on a fully diluted basis, as of July 11, 2013. The final proration factor, as reported by the Depositary, was approximately 63.9744% of the Tendered Shares (including Tendered Shares delivered by guaranteed delivery procedures). On August 23, 2013, the Company accepted for payment 1,316,866 Tendered Shares and payment for such Tendered Shares, based on the final proration factor and any adjustments to avoid purchases of fractional Tendered Shares, will be made promptly in accordance with the terms of the Offer. All shares of the iGo’s common stock tendered but not accepted for payment in the Offer will be returned to the tendering stockholders.

A copy of the Joint Press Release issued by the Company and iGo dated August 28, 2013 is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.   Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The financial statements required by this item are not being filed herewith. To the extent information is required by this item, it will be filed by amendment as soon as practicable, but no later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information.

The pro forma financial information required by this item is not being filed herewith. To the extent such information is required by this item, it will be filed by amendment as soon as practicable, but no later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(d)           Exhibits

Exhibit No.	Exhibits

2.1

Stock Purchase and Sale Agreement, dated as of July 11, 2013, between Steel Excel Inc. and  iGo, Inc. (incorporated by reference to Exhibit 2 to the Schedule 13D filed by Steel Excel Inc. with the SEC on July 22, 2013).

99.1

Joint Press Release of Steel Excel Inc. and iGo, Inc., dated August 28, 2013 (incorporated by reference to Exhibit (a)(5)(D) to the Schedule TO filed by Steel Excel Inc. with the SEC on August 29, 2013).

SIGNATURES

Pursuant to the requirements of the Exchange Act, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STEEL EXCEL INC.

Dated: August 29, 2013	By:	/s/ Leonard J. McGill
	Name:	Leonard J. McGill
	Title:	Vice President, General Counsel

EXHIBIT INDEX

Exhibit No.	Exhibits

2.1

Stock Purchase and Sale Agreement, dated as of July 11, 2013, between Steel Excel Inc. and  iGo, Inc. (incorporated by reference to Exhibit 2 to the Schedule 13D filed by Steel Excel Inc. with the Securities and Exchange Commission  on July 22, 2013).

99.1

Joint Press Release of Steel Excel Inc. and  iGo, Inc., dated August 28, 2013 (incorporated by reference to Exhibit (a)(5)(D) to the Schedule TO filed by Steel Excel Inc. with the Securities and Exchange Commission on August 28, 2013).